SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


  MISSISSIPPI VALLEY BANCSHARES, INC.           MVBI CAPITAL TRUST
  -----------------------------------           ------------------
       (Exact Name of Registrant             (Exact Name of Registrant
           as Specified in                      as Specified in its
               Charter)                            its Charter)


               Missouri                              Delaware
               --------                              --------
      (State of Incorporation or            (State of Incorporation or
             Organization)                         Organization)

              43-1336298                            43-1771456
              ----------                            ----------
             (IRS Employer                         (IRS Employer
        Identification Number)                Identification Number)

       700 Corporate Park Drive              700 Corporate Park Drive
       St. Louis, Missouri 63105             St. Louis, Missouri 63105
       -------------------------             -------------------------
         (Address of Principal                 (Address of Principal
          Executive Offices)                    (Executive Offices)

  If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be     Name of each exchange on
     so registered                 which each class is to be registered

     None                          Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

              Floating Rate Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
                    ----------------------------------------
                                (Title of Class)






Item 1.   Description of Registrant's Securities to be Registered

     For a full description of the Floating Rate Cumulative Trust Preferred Securities (the "Preferred Securities") issued by MVBI Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities by Mississippi Valley Bancshares, Inc., a Missouri corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-22055 and 333-22055-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on February 19, 1997 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits

     2.1 Certificates of Trust of MVBI Capital Trust. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

     2.2(a) Trust Agreement of MVBI Capital Trust. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

     2.2(b) Form of Amended and Restated Trust Agreement for MVBI Capital Trust. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

     2.3 Form of Preferred Security Certificate for MVBI Capital Trust. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 of the Registration Statement).

     2.4 Form of Preferred Securities Guarantee Agreement for MVBI Capital Trust. Incorporated by reference to Exhibit 4.7 to the Registration Statement.

     2.5 Form of Indenture between Mississippi Valley Bancshares, Inc. and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

     2.7       Form of Subordinated Debenture.  Incorporated by reference to
               Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement.).



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: February 20, 1997


MISSISSIPPI VALLEY BANCSHARES, INC.       MVBI CAPITAL TRUST


By:  /s/ Paul M. Strieker                 By:  /s/ Paul M. Strieker
   ----------------------------              --------------------------------
     Paul M. Strieker                          Paul M. Strieker
     Executive Vice President,                 Administrative Trustee
     Controller, Assistant Secretary
     and Chief Financial Officer






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